Exhibit 99.1

Press Release

New Enterprise Stone & Lime Co., Inc. Files 10-Q and Announces 2015 Second Quarter Earnings
Conference Call

New Enterprise, Pennsylvania, October 10, 2014 - New Enterprise Stone & Lime Co., Inc., a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and a national traffic safety services and equipment provider, announced that it has filed its 10-Q Quarterly Report for the second quarter ended August 31, 2014 with the Securities and Exchange Commission today, October 10, 2014. A conference call to review financial results and discuss market drivers will be held on Monday, October 20, 2014 at 9 a.m. ET. An audio webcast of the conference call may be accessed through a link on the Investor Relations page of the Company’s website at www.nesl.com.

About New Enterprise Stone & Lime Co., Inc.
New Enterprise Stone & Lime Co., Inc. is a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and a national traffic safety services and equipment provider. Our core businesses include: (i) construction materials (aggregate production (crushed stone and construction sand and gravel), hot mix asphalt production, ready mixed concrete production and concrete products (precast/prestressed structural concrete components)), (ii) heavy/highway construction (heavy construction, blacktop paving and other site preparation services) and (iii) traffic safety services and equipment. For more information, please visit the Company’s website at www.nesl.com.

Investor Relations Contact:	At the Company:
Joe Hassett, SVP	Paul I. Detwiler, III
Gregory FCA	President and Chief Executive Officer
joeh@gregoryfca.com	814-766-2211
610-228-2110